Exhibit 21

Office of the Corporate Secretary
Amdahl Corporation                                  December 1994

                 AMDAHL CORPORATION SUBSIDIARIES

JURISDICTION             SUBSIDIARY
------------             ----------

Australia                Amdahl Australia Pty. Ltd.
Australia                Amdahl Imports Pty. Ltd.
Australia                Amdahl Pacific Services Pty. Ltd.
Australia                Amdahl Superannuation (Australia) Pty.
                         Ltd.
Austria                  Amdahl Computersysteme Gesellschaft
                         m.b.H.
Belgium                  Amdahl Belgium S.A./N.V.
Bermuda                  Amdahl Ireland Limited
Bermuda                  Amdahl Middle East Operations, Limited
California               Amdahl Asia, Inc.
California               Amdahl Capital Corporation
California               Amdahl Finance Corporation
California               Amdahl International Corporation
California               Amdahl International Sales Corporation
California               Amdahl International Services
                         Corporation
California               Amdahl Investment Corporation
California               Amdahl North Atlantic, Inc.
California               Amdahl Pacific Basin Operations, Inc.
California               Amsub Inc.
California               Amtemp, Inc.
Canada                   Amdahl Canada Limited
Canada                   Antares Alliance Group Canada Limited
Delaware                 Amdahl Federal Service Corporation
Delaware                 Antares Alliance Group
Denmark                  Amdahl Danmark Computer Systems A/S
France                   Amdahl France S.A.
Germany                  Amdahl Deutschland GmbH
Hong Kong                Amdahl (China) Limited
Ireland                  Amdahl Ireland Limited
Italy                    Amdahl Italia S.p.A.
Netherlands              Amdahl Europe B.V.
Netherlands              Amdahl Nederland B.V.
Netherlands Antilles     Amdahl Overseas Capital Corporation N.V.
Norway                   Amdahl Norge A/S
Switzerland              Amdahl (Schweiz) AG
United Kingdom           Amdahl Communications Systems Limited
United Kingdom           Amdahl International Management Services
                         Limited
United Kingdom           Amdahl (U.K.) Limited